UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2023

GERON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 E. HILLSDALE BLVD., SUITE 250

FOSTER CITY, CALIFORNIA 94404

(Address of principal executive offices, including zip code)

(650) 473-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2023, Geron Corporation (“Geron” or the “Company”) announced the appointment of Michelle J. Robertson as Executive Vice President, Chief Financial Officer and Treasurer, effective September 25, 2023, succeeding Olivia K. Bloom, who will retire from that role with the Company on that date. In her role as Executive Vice President, Chief Financial Officer and Treasurer, Ms. Robertson will succeed Ms. Bloom as the Company’s principal financial and accounting officer.

Ms. Robertson, 56, most recently served as the Chief Financial Officer and Treasurer of Editas Medicine, Inc., a CRISPR genome editing company, from January 2020 to May 2023. Before that, she served as Chief Financial Officer of Momenta Pharmaceuticals, Inc. from 2018 until 2020, when Momenta was acquired by Johnson & Johnson. Prior to joining Momenta, Ms. Robertson held multiple commercial finance roles of increasing responsibility, including Vice President, Oncology Finance for Baxalta Incorporated following its spin-off from Baxter International Inc., from 2015 to 2016; Head of Financial Planning and Analysis and Operations Excellence at Ironwood Pharmaceuticals, Inc. from 2012 to 2015; and various finance and commercial operations roles at Genzyme Corporation (acquired by Sanofi). Ms. Robertson received her B.S. in Finance and A.S. in Accounting and Management from Bentley University. She also currently serves as a member of the board of directors and as the chair of the audit committee for Verastem, Inc., a publicly-traded biopharmaceutical company.

In connection with her appointment, the Company entered into an employment agreement with Ms. Robertson that will become effective on her start date (the “Employment Agreement”). The Employment Agreement provides for an annual base salary of $525,000 and an annual performance target bonus of 45% of her annual base salary, which bonus will be prorated for 2023, in addition to a sign-on bonus of $125,000, payable upon her start date. In addition, the Company has agreed to grant Ms. Robertson (i) a stock option to purchase 1,350,000 shares of the Company’s common stock (the “Time-Based Stock Option”) that will vest as to 12.5% of the shares underlying the grant on the six-month anniversary of the grant date, and the remaining shares in equal monthly installments over the following forty-two (42) months; and (ii) a stock option to purchase 250,000 shares of the Company’s common stock (the “Performance-Based Stock Option”) that will vest upon achievement of a certain regulatory milestone, in each case subject to Ms. Robertson’s continued service to the Company on the vesting dates. The options will be granted as a material inducement to Ms. Robertson’s employment under the Company’s 2018 Inducement Award Plan and have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on her start date, which will be the date of grant. The Time-Based Stock Option will fully vest upon the occurrence of a Change in Control (as defined in the Employment Agreement), while the Performance-Based Stock Option will vest upon occurrence of a Change of Control in which the successor or surviving entity does not assume, continue or substitute for the unvested portion of the option.

The Employment Agreement also provides that Ms. Robertson is entitled to severance benefits consistent with the Company’s other executive officers. In the event Ms. Robertson’s employment is terminated due to a Covered Termination (as defined in the Employment Agreement), (i) she will be entitled to a lump-sum severance payment equal to twelve months of her base salary then in effect as of such termination and any unpaid annual bonus, (ii) Ms. Robertson and her covered dependents will also be eligible to continued healthcare coverage as permitted by COBRA for a period of one year following a Covered Termination at the same cost as in effect immediately prior to such termination; and (iii) the vested portion of any stock options granted to Ms. Robertson by the Company shall remain outstanding until the earlier of the second anniversary of the date of termination or the original expiration date of such award. Ms. Robertson is also eligible to participate in the Company’s Amended and Restated Severance Plan (the “Severance Plan”) in the event of Change of Control (as defined therein). A description of the Severance Plan is included in the Company’s definitive proxy statement relating to its 2023 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 12, 2023.

The foregoing description of the Employment Agreement is a summary of its material terms and is qualified in its entirety by reference to the full text of the agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

There is no arrangement or understanding between Ms. Robertson and any other person pursuant to which Ms. Robertson was selected as Executive Vice President, Chief Financial Officer and Treasurer. In addition, Ms. Robertson is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In order to assist with the transition of responsibilities to her successor, Ms. Bloom entered into a Consulting Agreement with the Company, effective as of September 25, 2023, that provides, among other things, that Ms. Bloom will serve as an independent consultant to the Company until March 1, 2024, at a specified hourly rate up to a maximum number of hours per month during the term. Ms. Bloom’s retirement is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	September 12, 2023	By:	/s/ Scott A. Samuels
		Name:	Scott A. Samuels
		Title:	Executive Vice President,
Chief Legal Officer and
Corporate Secretary